Exhibit 10.1



                                 CONFORMED COPY



                              DATED 22ND July 1999
--------------------------------------------------------------------------------

                              SHARE SALE AGREEMENT
                          re ITIS Technologies Limited

                         (1) J L JACKSON ESQ AND OTHERS
                         (2) TOUCAN GOLD CORPORATION INC























                                 Kingsley Napley
                                 Knights Quarter
                                14 St John's Lane
                                 London EC1M 4AJ



                               Tel: 0171 814 1200
                                Ref: 0046CLN.DPM

                                      INDEX


INDEX TO CLAUSES
----------------

1          Definitions and Interpretation ..................................................    2
2          Agreement for sale ..............................................................    5
3          Purchase consideration...........................................................    5
4          Completion      .................................................................    7
5          Warranties by the Warrantors.....................................................    9
6          Restrictive agreement............................................................    9
7          General         .................................................................   10

Schedules
1          Vendors' holdings................................................................   11
2          The Company     .................................................................   12
3          Warranties      .................................................................   13
4          The Software and the Trade Marks ................................................   18
5          Deed of Indemnity................................................................   19
6          Limitations     .................................................................   22
7          Disclosure Schedule..............................................................   23


THIS AGREEMENT is made the 22nd day of July 1999
BETWEEN:-

(1)      The  Persons  whose  names  and  addresses  are  set out in column 1 of
         Schedule 1 ("the Vendors"); and

(2) TOUCAN GOLD CORPORATION INC a public limited company incorporated under the laws of the State of Delaware and whose Principal Executive offices are situate at 8201 Preston Road Suite 6000 Dallas Texas 75225 USA ("the Purchaser")

NOW IT IS HEREBY AGREED as follows:-

1        DEFINITIONS AND INTERPRETATION
1.1 In this Agreement, including the Schedules the following words and expressions shall have the meanings ascribed hereto

          "agreed form"       the form agreed between the parties on or prior to
                              the date of this agreement and initialled for the purpose of identification only by their respective solicitors

         "the Assignment"     means the  Deed of  Assignment of  even  date made
                              between J L Jackson &  Others (1) the trustees (2)
                              Synergetics GB Limited (3)  and the Company    (4)
                              attached hereto marked 'A' pursuant to which all the Intellectual Property Rights in the Software have been assigned to the Company

         "CA"                 Companies Act 1985

         "Companies Acts"     CA, the former Companies  Acts (within the meaning
                              of CA s 735(1)) and the Companies Act 1989

         "Company"            ITIS Technologies Limited (Company Number 3302620)

         "Completion"         completion  of  the  purchase  of  the  Shares  in
                              accordance with clause 4

         "Consideration
          Shares" the 4,680,375 shares of US$.01 each, credited as fully paid, of the Purchaser to be allotted to the Vendors pursuant to clause 4.9

         "Deed of Indemnity"  a deed in the form set out in Schedule 5

         "Disclosure Bundle"  the bundle of documents in the agreed form

         "Disclosure
         Schedule"            the Schedule of disclosures against the Warranties
                              at Schedule 7

         "the Executive
         Agreements"          the Executive Agreements in the agreed  form to be
                              entered into at Completion between the Company and each of Mr Jeffcock and Commercial Technology
                              Limited (a company controlled by Mr McNeill)

         "FA"                 Finance Act

         "FRS" a financial reporting standard issued by The Accounting Standards Board Limited or an SSAP

         "ICTA"               Income and Corporation Taxes Act 1988

         "Intellectual
         Property Rights"     patents,  patent   applications,  know-how,  trade
                              marks, trade mark applications, trade names, reg-istered designs, copyright or other similar intel-lectual or commercial rights

         "Mr Jeffcock"        Robert Jeffcock of Apartment B42 Roc Fleuri  1 Rue
                              de Tenao  MC980000 Monaco

         "Mr Jones"           Barry Jones of 10 St James Drive Harrogate HG2 8HT

         "Last Accounts
         Date" 30th June 1999 (being the date to which the Prin-cipal Accounts have been prepared)

         "the Loan
         Agreements"          the Loan  Agreements in  the  agreed  form  to  be
                              entered into at Completion between the Company and each of Messrs Blanchfield, Jackson and Wray

         "Mr McNeill"         Ian  McNeill  of  The  Old  Granary  Hazelwood  Nr
                              Tadcaster North Yorkshire LS24 9NJ

         "NASDAQ"             means the NASD OTC Bulletin Board

         "Principal Accounts" the balance sheet as  at the Last Accounts Date of the Company and the directors= report and notes a copy of which are annexed to the Disclosure Schedule

         "Purchaser's
         Solicitors"          Messrs  Kingsley  Napley  Knights  Quarter  14  St
                              John=s Lane London EC1M 4AL

         "Purchaser's
         Stockbrokers"        Stockbrokers approved  by the  Purchaser from time
                              to time

         "Securities Act"     the Securities Act of 1933, as amended

         "the Service
         Agreements"          the Service  Agreements in  the agreed  form to be
                              entered into at Completion between the Company and each of Messrs Blanchfield, Jackson, and Wray and the engagement letter in the agreed form to be entered into at Completion between CMM Ventures
                              Limited (a company under the control of Mr Jones) and the Company

         "Shares" the 17,895 ordinary shares of 10 pence each in the capital of the Company comprising the whole of its issued and allotted share capital

         "the Software"       means the Computer  Software Programs  detailed in
                              Part 1 of Schedule 4

         "Subsidiary"         a subsidiary as defined in CA, s 736

         "Synergetics"        Synergetics  G  B  Limited  a  company  under  the
                              control of J L Jackson D R Wray and D Blanchfield

         "Taxation"           all forms of taxation duties imposts and levies
                              whatsoever and wherever and whenever imposed

         "TCGA"               Taxation of Chargeable Gains Act 1992

         "TMA"                Taxes Management Act 1970

         "the Trade Marks"    means the Trade Marks registered in the name of
                              the Company with regard to the Software under the mark "Authoriszor" and domain names more particu-larly detailed in Part 2 of Schedule 4

         "VATA"               Value Added Tax Act 1994

         "Vendors'
         Solicitors"          Messrs Hammond Suddards 2 Park Lane Leeds  LS3 1ES

         "Warranties"         the  warranties  of  the  Warrantors  contained in
                              clause 5 and Schedule 3

         "Warrantors"         each of David Blanchfield, James Jackson and David
                              Wray

1.2 Any reference to the Vendors includes, where appropriate, their personal representatives

1.3 Except where the context otherwise requires words denoting the singular include the plural and vice versa; words denoting any one gender include all genders; words denoting persons include firms and corporations and vice versa

1.4 Clause headings in this Agreement and in the Schedules are for ease of reference only and do not affect the construction of any provision

2    AGREEMENT FOR SALE
     ------------------

2.1 Subject to the terms and conditions of this agreement, the Vendors shall each sell their respective holding of Shares as set out in Schedule 1 with full title guarantee and the Purchaser shall purchase the Shares with all rights attaching to them and with effect from the date of this Agreement

2.2 Each of the Vendors hereby waives any pre-emption rights he may have in relation to any of the Shares under the articles of association of the Company or otherwise

3    PURCHASE CONSIDERATION
     ----------------------

3.1 The purchase consideration for the Shares shall be the allotment at Completion credited as fully paid, of the Consideration Shares to each Vendor in the amounts set against each of their respective names in Column
     (3) of Schedule 1

3.2 The Consideration Shares shall be issued on terms that they will rank pari passu in all respects with the shares of the Purchaser in issue at the date of allotment save:-

     3.2.1 as regards any dividend declared or paid by reference to a record date which is prior to Completion; and

     3.2.2 in relation to any dividend in specie or other arrangement declared or entered into by the Purchaser pursuant to which the investment/interest of the Purchaser in Toucan Mining Limited or another or successor entity (ATM@) is divested to the stockholders of record of the Purchaser prior to Completion. The Vendors acknowledge, accept and undertake to the Purchaser that the Consideration Shares give them no entitlement to any investment/interest/involvement in TM and to the extent that any resolution is put to them as stockholders of the Purchaser to give effect to or otherwise authorise such dividend or arrangement they shall vote in favour of such resolution. In the event TM is sold to a third party rather than being divested to the Purchaser's stockholders, the Vendors acknowledge accept and undertake to the Purchaser that the Consideration Shares give them no entitlement to any investment/interest in the proceeds of sale of TM and shall execute any documents necessary or appropriate to reflect that the Vendors have no such investment/interest in such proceeds

3.3. The Purchaser warrants to the Vendors that at Completion:-

     3.3.1 the Consideration Shares will comprise no less than 34% of the enlarged issued share capital of the Purchaser at Completion (prior to the exercise of any warrants or options) and if less the Purchaser will procure that such further equity shares comprising its share capital are issued to the Vendors (in similar proportions to their entitlement to Consideration Shares) to rectify any breach of this warranty as soon as practicable;

     3.3.2 the balance sheet of the Purchaser, on the assumption that the Purchaser has divested or is deemed to have divested itself of its interest in TM, will comprise cash, net current assets and quoted shares of an amount in aggregate of not less than 1,000,000 (British Pounds). For this purpose the value of the shares of Minmet plc ("Minmet") owned by the Purchaser shall be the average closing price of Minmet shares on the London Stock Exchange for the ten day trading period immediately preceding the second trading day prior to the date of Completion as disclosed in the Financial Times notwithstanding any restrictions on the sale of such shares applicable to the Purchaser

3.4 The Purchaser shall so far as it can comply with any necessary requirements of NASDAQ so as to obtain listing for the Consideration Shares equivalent to the Listing in respect of the Shares of the Purchaser in issue at the date of allotment

3.5  Subject   as  set   out  in   Clause   3.6   below   and   any   additional
     restrictions/requirements of NASDAQ each of the Vendors:

     3.5.1 acknowledges that the Consideration Shares are restricted securities under the Securities Act and that the Vendors:-

          3.5.1.1 are acquiring the Consideration Shares for their own account without a view to distribution within the meaning of the Securities Act;

          3.5.1.2 have received from the Purchaser its filings with the Securities & Exchange Commission and all other information that they have deemed necessary to make an informed investment decision with respect to the Purchaser in general and the Consideration Shares in particular;

          3.5.1.3 are financially able to bear the economic risks of accepting the Consideration Shares based upon the warranties given by the Purchaser to the Vendors in Clause 3.3; and

          3.5.1.4 have such knowledge and experience with respect to investments of a nature similar to the Consideration Shares so as to be capable by reason of such knowledge and experience of evaluating the merits and risks of and making the informed business decision with regard to the acceptance of the Consideration Shares under the terms of this Agreement

     3.5.2 undertakes that he will not for a period of one year after Completion dispose of any of his allocation of the Consideration Shares or in the period between 1 year and 4 years after Completion dispose of more than 1/3 of his allocation of the Consideration Shares per year; and

     3.5.3 subject to Clause 3.7 below agrees that in relation to any such disposal envisaged by Clause 3.5.2 or Clause 3.6 below, he will not carry out such disposal other than through the Purchaser's Stockbrokers and for the purposes of this Clause, any of the Vendors shall be deemed to dispose of a share if he ceases in any circumstances whatever (other than death or to the trustees of a trust of which he is settlor and he or an immediate member of his family is beneficiary) to be the absolute beneficial owner of it and on his death or in a transfer to such a trust, this Clause shall con-tinue to apply in relation to his personal representatives or trustees

3.6 The Warrantors may each dispose of such number of Consideration Shares, without restriction save as regards sale via the Purchaser's Stockbrokers (subject as set out in Clause 3.7 below) and applicable securities laws, as may be sufficient to meet a claim under the Warranties or the Deed of Indemnity at the time such claim falls to be satisfied by the Warrantors

3.7 The Vendors shall not be obliged to make any sale of Consideration Shares through the Purchaser's Stockbrokers unless such disposal is effected on terms whereby the net proceeds of sale are not materially different than the proceeds that could have been achieved through a Stockbroker of the relevant Vendor's own choice

4    COMPLETION
     ----------

4.1 Completion shall take place on the date of this Agreement when, all the transactions mentioned in the following sub-clauses shall take place

4.2  The Vendors shall deliver to the Purchaser:

     4.2.1 duly completed and signed transfer documents transferring the Shares to the Purchaser or as it may direct free of all liens encumbrances and restrictions together with the relative share certificates;

     4.2.2 the Deed of Indemnity duly executed by the Warrantors and the Purchaser

     4.2.3 the statutory books of the Company complete and up-to-date and the certificate of incorporation and common seal;

     4.2.4 the appropriate form to amend the mandate given by the Company to its bankers


4.3 The Purchaser and the Vendors shall procure that the Company enter into the Service Agreements with Messrs Blanchfield Jackson Wray and CMM Ventures Limited

4.4 The Purchaser and the Vendors shall procure that the Company and the Purchaser enter into the Executive Agreements with Mr Jeffcock and Commercial Technology Limited

4.5  A Board meeting of the Company shall be held at which:

     4.5.1 Mr Jeffcock and Mr McNeill shall be appointed additional directors of the Company;

     4.5.2 the transfers referred to in clauses 4.2.1 and the Deed of Assignment shall be approved (subject to stamping); and

     4.5.3 the entering into the Service Agreements and the Executive Agreements shall be approved


4.6 The Vendors shall procure that as soon as reasonably practicable after Completion the Company insert prepares and delivers to the Purchaser audited financial statements of the Company that are reasonably satisfactory to the Purchaser and its independent public accountants. For this purpose such audited financial statements shall not be satisfactory unless they are in compliance with the accounting rules and regulations of the United States Securities and Exchange Commission ("the SEC") and
     Generally Accepted Accounting Principles applicable to the United States including without limitation the financial statements required by the form 8-K required to be filed by the Purchaser with respect to the closing of the transactions contemplated by this Agreement

4.7 Upon completion of the matters referred to in clauses 4.2 to 4.5 the Purchaser shall deliver to the Vendors' Solicitors within twenty (20) days following the date of Completion definitive share certificates in respect of the Consideration Shares reflecting the restrictions on transfer referred to in Clause 3.5 of this Agreement

4.8  The Purchaser shall procure that:-

     4.8.1 the Company repays to Mr Jackson 10,000 (British Pounds) of the indebtedness of the Company to him;

     4.8.2 the Company and/or the Purchaser enters into the Loan Agreements with Mr Blanchfield Mr Jackson and Mr Wray and makes such payments as are required to Mr Blanchfield and Mr Wray as envisaged therein on Completion

5    WARRANTIES BY THE WARRANTORS
     ----------------------------

5.1 The Warrantors jointly and severally warrant to the Purchaser that the Warranties in Schedule 3 are true and accurate in all respects

5.2 Each of the Warrantors undertakes, in relation to any Warranty which refers to the knowledge, information or belief of the Warrantors, that he has made all reasonable enquiry into the subject matter of that Warranty

5.3 Each of the Warranties is without prejudice to any other Warranty and, except where expressly stated otherwise, no clause of this Agreement shall govern or limit the extent or application of any other clause

5.4 The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by Completion, by any investigation made by it or on its behalf into the affairs of the Company, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter, except a specific and duly authorised written waiver or release, and no single or partial exercise of any right or remedy shall preclude any further or other exercise

5.5 The Purchaser acknowledges that the Warranties are given subject to the limitations in Schedule 6 and subject to the disclosures made in the Disclosure Schedule

6    RESTRICTIVE AGREEMENT
     ---------------------

6.1 For the purpose of assuring to the Purchaser the full benefit of the businesses and goodwill of the Company, each of the Warrantors undertakes by way of further consideration for the obligations of the Purchaser under this Agreement as separate and independent agreements that he will not:

     6.1.1 at any time after Completion disclose to any person, or himself use for any purpose any information concerning the business, accounts or finances of the Company or any of its clients' or customers' transactions or affairs of which he has knowledge (save as may be required by law or regulation);

     6.1.2 for 36 months after Completion either on his own account or for any other person directly or indirectly solicit, interfere with or endeavour to entice away from the Company any person who to his knowledge is, or has during the past 12 months been, a licensor, a client, customer or employee of, or in the habit of dealing with the Company;

     6.1.3 for 36 months after Completion, either alone or jointly with or as manager, agent for or employee of any person, directly or indirectly carry on or be engaged concerned or interested in the business of computer software development marketing and sale of software products that perform substantially a similar function to the Software

7    GENERAL
     -------

7.1 No announcement shall be made in respect of the subject matter of this Agreement or in relation to the technical specification of the Software unless specifically agreed between the parties or it is an announcement required by law or NASDAQ issued after prior consultation with the Vendors or in relation to the technical specification of the Software a decision is taken by the Board of the Company

7.2 This Agreement shall be binding upon each party's successors and assigns and personal representatives (as the case may be) but, none of the rights of the parties under this Agreement or the Warranties may be assigned or transferred

7.3 All expenses incurred by or on behalf of the parties, including all fees of agents, representatives, solicitors, accountants and actuaries employed by any of them in connection with the negotiation, preparation or execution of this Agreement, shall be borne solely by the party who incurred the liability

7.4 Any notice required to be given by any of the parties under this Agreement may be sent by post by courier or by facsimile transmission to the address of the addressee as set out in this Agreement or to such other address as the addressee may have notified for the purpose of this clause. Communications sent by post shall be deemed to have been received forty-eight hours after posting. In proving service by post it shall be necessary to prove only that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause. Communications sent by courier or by facsimile transmission shall be deemed to have been given when received

7.5 This Agreement shall be governed by and construed in accordance with English Law and the parties hereby submit to the non exclusive jurisdiction of the English Courts

7.6 Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall in such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction

7.7 This Agreement (including the Instruments between the parties referred to herein and any waivers delivered pursuant hereto) constitutes the entire agreement between the parties and supersedes all other prior agreements and understandings both written and oral among the parties or any of them with respect to the subject matter hereof

7.8 No supplement modification or amendment of this Agreement or waiver of any provision of this Agreement will be binding unless executed in writing or on behalf of all the parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar) nor will any such waiver constitute a continuing waiver unless otherwise expressly provided

7.9 This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original but all of which together shall constitute but one agreement

7.10 In consideration of the Purchaser today entering into this Agreement the Warrantors hereby:-

     7.10.1 confirm to the Purchaser that the Company has not entered into nor is there subsisting at the date of this Agreement any liability of the Company under a guarantee indemnity or suretyship entered into on their behalf or any party or entity connected with any of them;

     7.10.2 on their own behalf and as the participators of Synergetics irrevocably and unconditionally release the Company from all and any claims rights of action debts or other liabilities which exist or may exist save for the liability of the Company under sub-clause 4.8.1 and the debt due to Synergetics referred to in the Principal Accounts

IN  WITNESS   whereof  the  hands  of  the  parties  or  their  duly  authorised representatives the day and year first before written

                                   SCHEDULE 1

                                Vendors' holdings

-------------------------------------------------------------------------------------------------------

Name and address                       No. of Ordinary Shares of 10 pence   No of Consideration Shares
(1)                                    each  (2)                            (3)
-------------------------------------------------------------------------------------------------------
DAVID JOHN BLANCHFIELD                 5000                                  1,307,733
13 Clayton Lane
Clayton
Bradford
West Yorkshire
-------------------------------------------------------------------------------------------------------


JAMES LEONARD JACKSON                  5000                                  1,307,733
2 Parklands
Studley Roger
Ripon
North Yorkshire
HG4 3AY
-------------------------------------------------------------------------------------------------------


DAVID ROBERT WRAY                      5000                                  1,307,733
54 New Park Road
Queensbury
Bradford
West Yorkshire
-------------------------------------------------------------------------------------------------------


BARRY JONES                             263                                     68,786
10 St James Drive
Harrogate
HG2 8HT
-------------------------------------------------------------------------------------------------------


IAN MCNEILL                            2632                                    688,390
The Old Granary
Hazelwood
Nr Tadcaster
North Yorkshire
LS24 9NJ
-------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2

                                   The company

Company number:                     3302620

Date of incorporation:              15th January 1997

Share capital:                      authorised: 100,000

                                    issued: 17895 (British Pounds)

Registered office:                  2 Parklands
                                    Studley Roger
                                    Ripon
                                    North Yorkshire
                                    HG4 3AY

Directors:                          David Blanchfield
                                    James Leonard Jackson
                                    David Robert Wray

Secretary:                          Janet Rose Burton

                                   SCHEDULE 3

                                   Warranties

1    CORPORATE MATTERS
     -----------------

1.1 The information relating to the Company contained in Schedule 2 is true and accurate

1.2 The Shares constitute the whole of the issued and allotted share capital of the Company

1.3  The Company does not have any Subsidiaries

1.4 There are no agreements or arrangements in force, other than this Agreement, which grant to any person the right to call for the issue, allotment or transfer of any share or loan capital of the Company

1.5 The register of members and other statutory books of the Company have been properly kept and contain an accurate and complete record of the matters with which they should deal; and no notice or allegation, that any of them is incorrect or should be rectified, has been received

1.6 All returns, particulars, resolutions and documents required to be filed with the Registrar of Companies in respect the Group Company have been duly filed and were correct

2    ACCOUNTING MATTERS
     ------------------

2.1  The Principal Accounts:

     2.1.1 accurately reflect the net assets and financial position of the Company at the Last Accounts Date; and

     2.1.2 comply with the requirements of the Companies Acts and other relevant statutes and can be converted into financial statements (without material variance) in accordance with GAAP and SEC accounting rules; and

     2.1.3 properly,  to  a   materiality   threshold  of 2,000 (British Pounds)
          reflect the liabilities of the Company as at Completion

2.2 All the financial accounts, books, ledgers and other records of the Company are in its possession and comply with Section 221 of the Companies Act

3    FINANCIAL MATTERS
     -----------------

     The Company did not have any capital commitments outstanding at the Last Accounts Date and the Company has not, since then, incurred or agreed to incur any capital expenditure or commitments or disposed of any capital assets.

4    TAXATION MATTERS
     ----------------

4.1  The Company does not have any Liability to Taxation

4.2 The execution or completion of this Agreement will not result in any profit or gain deemed to accrue to the Company for Taxation purposes

5    TRADING MATTERS
     ---------------

5.1 The Company is not, nor has it agreed to become, a member of any joint venture, consortium, partnership, corporation or other unincorporated association

5.2 The Company is not engaged in any litigation or arbitration proceedings, as plaintiff or defendant; there are no proceedings threatened, either by or against the Company; and so far as the Warrantors are aware there are no circumstances which are likely to give rise to any litigation or arbitration

5.3 There is no dispute with any revenue or other official department in the United Kingdom or elsewhere, in relation to the affairs of the Company, and so far as the Warrantors are aware there are no facts which may give rise to any dispute

5.4 There are no claims pending or threatened, or capable of arising, against the Company, by an employee, in respect of any accident or injury, which are not fully covered by insurance

5.5  No power of attorney given by the Company is in force.

5.6 All of the Software programs used in the operation of equipment by or for the benefit of the Company are "Year 2000 Compliant". For purposes of this clause "Year 2000 Compliant" means that the equipment will continue to function and its functionality and accuracy (both logical and mathematical) will not be affected as a result of the run date or the dates being processed in the twentieth or twenty-first century, including the advent of the Year 2000 or from the extra day occurring in any leap year

5.7 Neither the Company or any of the Vendors has employed any broker finder or investment adviser on its behalf or incurred any liability for any brokerage or finder's fees or commissions in connection with the transaction contemplated hereunder

6    PROPERTY MATTERS
     ----------------

     The Company does not own or have any occupational rights of any kind in any freehold or leasehold property

7    EMPLOYMENT MATTERS
     ------------------

7.1  The Company does not have and has never had any employees

7.2 The Company is not bound or accustomed to pay any moneys other than in respect of remuneration, or emoluments of employment, or pension benefits, to, or for the benefit of, any officer or employee of the Company

7.3  The Company does not operate or contribute to a pension scheme

8    ASSET MATTERS
     -------------

8.1 All third party software used or required by the Company in connection with its business is the subject of a relevant licence from the owner of such software. The Company has obtained all consents required by such licensor required by the transaction contemplated by this Agreement

8.2  The  Company is not in breach  nor has there  occurred  any  default by the
     Company  under  any  licence  contract  or  other  agreement   relating  to
     Intellectual Property Rights

8.3  The  Company is the sole  beneficial  owner of the  Software  and the Trade
     Marks

8.4 All Intellectual Property Rights in relation to the Software have been effectively vested in the Company pursuant to the Assignment

8.5  No right or licence has been granted to any person by the Company:-

     8.5.1 to use in any manner or to do anything which would or might otherwise infringe any of the Intellectual Property Rights in the Software;

     8.5.2 in respect of the use or sale of the Software

8.6 The Company has not disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person other than the Purchaser any of its know-how, trade secrets, source code, confidential information, price lists or lists of customers or suppliers

8.7 The Company does not have any nor has it registered any domain name other than those set out in Schedule 4, save for the word "Authoriszor" in the context of the Trade Marks does not have or use or trade under any logos

                                   SCHEDULE 4

                                     Part 1

                                  The Software
                                  ------------

                             Authoriszor Enterprise
                             Authoriszor Subscriber
                                Authoriszor O.E.M



                                     Part 2

                                   Trade Marks
                                   -----------

Name                       Date of Resignation                Class                     Number

Authoriszor                4th December 1998                9 and 16                  2162596B
(Series No. 2)

Authoriszor                4th December 1998                9 and 16                  2162596A
(Series No. 4)


                                                     Part 3

                                                  Domain Names
                                                  ------------

http://www.itistechnologies.ltd.uk
http://www.bondgate.com
http://www.bondgateinternet.com
http://www.bondgate.net
http://www.bondgateinternet.net

                                   SCHEDULE 5

                                Deed of Indemnity

Date:                        1999

Parties:

1 DAVID BLANCHFIELD (1) JAMES LEONARD JACKSON (2) and DAVID ROBERT WRAY (3) (whose addresses are as set out in Schedule 1) ("the Covenantors")

2 TOUCAN GOLD CORPORATION INC a corporation incorporated under the laws of the State of Delaware and whose Principal Executive offices are situate at 8201 Preston Road Suite 6000 Dallas Texas 75225 USA ("the Purchaser")

Recital:

This deed is entered into pursuant to an agreement made between the  Covenantors
(1) and the Purchaser (2) relating to the sale of all the share capital of ITIS Technologies Limited ("the Company") ("the Agreement")

Operative provisions

1    DEFINITIONS

     In this deed the meanings of "The Principal Accounts", "The Last Accounts Date" and "Taxation" shall be the same as in the Agreement

2    INDEMNITY

2.1 Subject as provided below, the Covenantors jointly and severally covenant with the Purchaser to indemnify the Purchaser against:-

     2.1.1 any liability for Taxation which arises wholly or partly in respect of, or in consequence of, any acts, omissions or transactions occurring or entered into on, or before, the date of this deed or which results from, or is calculated by reference to, any income, profits or gains earned, received or accrued, or deemed to have been earned, received or accrued, on or before that date;

     2.1.2 any resultant costs (including attorneys' and accountancy fees); and

     2.1.3 any Taxation payable by the Company on or in respect of any payment made under this deed

3    EXCLUSIONS
     ----------

3.1  The indemnity in clause 2.1 shall not apply to any liability:

     3.1.1 to the extent that either an appropriate provision or reserve in respect of the liability was made in the Last Accounts or the liability was specifically referred to and quantified in the notes to those Accounts;

     3.1.2 for which the Company is, or may become, liable wholly, or primarily, as a result of transactions in the normal course of its business after the Last Accounts Date;

     3.1.3 to the extent that the liability arises as a result only of the appropriate provision or reserve in the Last Accounts being insufficient by reason of any increase in rates of Taxation made after the date of the Agreement;

     3.1.4 to the extent limited or excluded by the provisions of Schedule 6;

     3.1.5 arising as a result of any holdover election made by the Vendors and the Company in relation to the sale and purchase referred to in the Agreement

4    CONDUCT OF CLAIMS
     -----------------

4.1 The Purchaser shall notify the Covenantors in writing of any information which comes to its notice, whereby it appears that the Covenantors are, or may become, liable under this deed

4.2 Subject to clause 4.3, the Purchaser shall, at the expense of the Covenantors, take or procure the Company takes such action, to contest any claim which could give rise to a liability under this deed, as the Covenantors, or a majority of them, may reasonably require

4.3 The Covenantors shall, at the request of the Purchaser, provide, to the reasonable satisfaction of the Purchaser and the Company indemnities in respect of all the costs and expenses of any action taken pursuant to clause 4.2

5    GENERAL
     -------

5.1 This deed shall be binding on the Covenantors and their respective personal representatives

5.2 The provisions of the Agreement relating to communications shall apply to any communication to be given under, or in connection with, this deed

5.3 This Deed shall be governed by and construed in accordance with English Law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts

                                   SCHEDULE 6

                                   Limitations

1.1 The Purchaser hereby acknowledges that except as provided in this Agreement and in 1.9 hereof and without prejudice to any liability for fraudulent representations or misrepresentations:

     1.1.1 no reliance has been placed nor will at any time after execution of this Agreement be placed by the Purchaser on any representation or warranty or undertaking (whether express or implied and whether written or oral) relating to the Company other than the Warranties; and

     1.1.2 the rights of recision, if any, of the Purchaser in relation to any breach by any Vendor of this Agreement are hereby expressly excluded as a remedy available to the Purchaser

1.2 The Purchaser shall not be entitled to make any claim under or pursuant to the Warranties in relation to:

     1.2.1 any matter disclosed to the Purchaser in this Agreement or the Disclosure Schedule; or

     1.2.2 any claim which would not have arisen but for a voluntary act or omission performed or allowed to occur by the Purchaser or the Company after Completion provided that this paragraph 1.2.2 shall not apply to any act or transaction:

          1.2.2.1 which is required to be carried out pursuant to law or regulation; or

          1.2.2.2 which is carried out in the ordinary course of business

1.3 The rights of the Purchaser in respect of any breach or non fulfilment or any of the Warranties or the Deed of Indemnity shall only be enforceable if written notice giving the amount and all material and specific details of a claim shall have been given to the Warrantors on or before the expiration of the period of eighteen months after the date of Completion and the Warrantors shall cease to be liable in respect of such claim (which shall be deemed to have been withdrawn) if legal proceedings are not issued and service in respect of it within 3 months after written notice of it is first served on the Warrantors pursuant to this paragraph

1.4 No payment shall be made in respect of any matter giving rise to a claim under the Warranties or the Deed of Indemnity unless and until the amount in respect of that claim (when aggregated with any other related or similar claims) exceeds 5,000 (British Pounds)

1.5 If any payment is made by the Warrantors in or towards the settlement of any claim under the Warranties or the Deed of Indemnity and the Purchaser or the Company subsequently recovers or procures the recovery from a third party of an amount which is referable to that claim the Purchaser shall forthwith repay or procure repayment to the Warrantors of an amount equal to whichever is the lesser of:

     1.5.1 the amount recovered from the third party; and

     1.5.2 the amount paid in or towards settlement of the claim in each case after the deduction of any taxation incurred by either the Company or the Purchaser in respect thereof, and after deduction of all reasonable expenses of recovery

1.6 The Purchaser shall take all steps which may be reasonable to mitigate any loss or damage in relation to any claim under the Warranties

1.7 The liability of the Warrantors under the Warranties and Deed of Indemnity shall not:

     1.7.1 exceed US$500,000 in aggregate; and

     1.7.2 in respect of each Warrantor exceed 1/3 of the value of any claim, up to an individual cap of US$166,666.66 per Warrantor

1.8 No claim shall be made under any Warranty if and to the extent that the event giving rise to such claim has been the subject of a successful claim under any other Warranty or the Deed of Indemnity, and the Warrantors shall not be liable under the Deed of Indemnity if and to the extent that the event giving rise to such claim has been the subject of a successful claim under any of the Warranties

1.9  The limitations set forth in this Schedule 6 shall not apply to:-

     1.9.1 title guarantees of Clause 2.1 of the Agreement;

     1.9.2 Clause 3.5 of the Agreement; and

     1.9.3 Warranties 1.2 and 1.4

                                   SCHEDULE 7

                               Disclosure Schedule


The disclosures in this Disclosure Schedule shall be taken as being disclosed against each and every Warranty, notwithstanding that a particular reference may be made against a particular Warranty

1.   There are generally disclosed to the Purchaser;

     1.1 all matters apparent from the face of the Principal Accounts, a copy of which are contained in the Disclosure Bundle;

     1.2 all matters apparent from the records of the Company at Companies House as at 21st July 1999;

     1.3 all matters apparent from the face of the agreements with Hewlett Packard and Microsoft, copies of which are contained in the Disclosure Bundle; and

     1.4 all matters apparent from the face of the documents contained in the Disclosure Bundle

2. The Warrantors and the Company have been in negotiations with a third party in Singapore with regards to such person being appointed an exclusive distributor of the software product in Singapore. Some draft documentation relating to such appointment has been sent to the third party, but no agreement has been signed. Please refer to the documents in the Disclosure Bundle

3. Contracts to appoint Turquoise Consulting Limited and Ashlawn Data Systems Limited as selling agents of the Company have been signed, but to date, no sales of the software product have been made though these agents, and their appointment is terminable on 12 months notice. Discussions have also taken place with Single Rapid Limited, to appoint them as selling agents, but no contracts have yet been signed

4. The Company has been involved in a pilot scheme with the National Health Service, in connection with the Service's establishment of electronic links with GPs. No contract has been signed with the NHS, nor has any money been paid either way

5. North East Lincs have paid 19,500 (British Pounds) (plus VAT) to the Company (reflected in the Principal Accounts) for the installation of the Software product. The product however has not yet been installed, and it is not intended that such installation is completed prior to the filing of a patent application in relation to the Software, by the Company

6. The Vendors and Company have, in the ordinary course of promoting their product, to trade channels (not end users) with a view to setting up a distribution network made the Software accessible to third parties for demonstration purposes only and made available Sales literature (all non technical in nature). Full technical disclosure of the Software has been made to the Company's patent agents

7. Further liability not exceeding 1,000 (British Pounds) may have been incurred by the Company in respect of business expenses which may take the liabilities of the Company over and above the 2,000 (British Pounds) threshold referred to in Warranty 2.1.3

SIGNED by the said                                   )
JAMES LEONARD JACKSON    /s/ James L Jackson         )       JAMES L JACKSON
in the presence of:                                  )

K R PARMAR
SOLICITOR



SIGNED by the said                                   )
DAVID JOHN BLANCHFIELD   /s/ David J  Blanchfield    )       D J BLANCHFIELD
in the presence of:                                  )

K R PARMAR
SOLICITOR




SIGNED by the said                                   )
DAVID ROBERT WRAY        /s/ David R  Wray           )       D R WRAY
in the presence of:                                  )

K R PARMAR
SOLICITOR




SIGNED by the said                                   )
BARRY JONES              /s/ Barry Jones             )        B JONES
in the presence of:                                  )

K R PARMAR
SOLICITOR




SIGNED by the said                                   )
IAN MCNEILL              /s/ Ian McNeill             )        IAN MCNEILL
in the presence of:                                  )


K R PARMAR
SOLICITOR

SIGNED by ROBERT JEFFCOCK                             )       ROBERT JEFFCOCK
Duly authorised for and on behalf of                  )
TOUCAN GOLD CORPORATION INC        /s/ Robert Jeffcock)
in the presence of:                                   )

DAVID P MOSS
SOLICITOR